Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 380, California Trust 209, Florida Trust 131 and New York Trust 237:

We consent to the use of our report dated November 6, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

November 6, 2003